Exhibit 4.6

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is executed as of June 20, 2013, by and among Conkwest, Inc., an Illinois corporation (the “Company”), and the other purchasers of the Company’s Series B Convertible Preferred Stock signatory hereto (the “Holders” and, individually, as a “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Section 1 hereof.

R E C I T A L S

WHEREAS, pursuant to the terms of that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Holders, the Holders have acquired shares of Series B Convertible Preferred Stock of the Company; and

WHEREAS, the Company and the Holders desire to define their respective registration rights on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following terms have the respective meaning set forth below (and any capitalized terms that are used herein and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement):

“Agreement”: shall have the meaning set forth in the preamble hereto;

“Demand Marketing Limitation”: shall have the meaning set forth in Section 2(a)(vi) hereof;

“Demand Registration”: shall mean an IPO Demand Registration or a Non-IPO Demand Registration, as the case may be;

“Demanding IPO Stockholders”: shall mean the Holders holding, in the aggregate, 25% of the Registrable Securities held by the Holders

“Demanding Non-IPO Stockholders”: shall have the meaning set forth in Section 2(a)(ii) hereof;

“Indemnified Party”: shall have the meaning set forth in Section 3(c)(iii) hereof;

“Indemnifying Party”: shall have the meaning set forth in Section 3(c)(iii) hereof;

“Initial Public Offering”: shall mean any underwritten initial public offering of the Common Stock of the Company to the public pursuant to an effective registration statement filed under the Securities Act (other than a registration statement on Form S-4 or S-8 or any similar or successor form);

“IPO Demand Registration”: shall have the meaning set forth in Section 2(a)(i) hereof;

“Inspectors”: shall have the meaning set forth in Section 3(b)(vi) hereof;

“Non-IPO Demand Registration”: shall have the meaning set forth in Section 2(a)(ii) hereof;

“Other Registrable Securities”: shall mean (i) any Other Securities, (ii) any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of (including, without limitation, in connection with any recapitalization, merger, consolidation, exchange or other reorganization of the Company (or any successor entity)), any Other Securities. As to any particular Other Registrable Securities, such Common Stock shall cease to be Other Registrable Securities when (1) a registration statement with respect to the sale by the applicable Other Holder of such Common Stock has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (2) such securities have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities or “blue sky” law then in force, whether under Rule 144 or otherwise; (3) such securities are sold to a Person in a transaction in which rights under provisions of this Agreement are not assigned in accordance with this Agreement; (4) such securities shall have ceased to be outstanding; or (5) when such securities can be sold in any 90-day period under Rule 144 without any restriction or limitation, including, without the requirement to be in compliance with Rule 144(c)(1).

“Piggy Back Marketing Limitation”: shall have the meaning set forth in Section 2(b)(iii) hereof;

“Records”: shall have the meaning set forth in Section 3(b)(vi) hereof;

“Registering Stockholder”: shall mean any Holder that participates in any Registration pursuant to Section 2 hereof, including any Demanding IPO Stockholder and Demanding Non-IPO Stockholders;

“Register”, “Registered” and “Registration”: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed in connection therewith) and the declaration or ordering of effectiveness of such registration statement;

“Registrable Securities”: shall mean (i) any shares of Common Stock issuable or issued upon the conversion of any Preferred Stock, (ii) any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of (including, without limitation, in connection with any recapitalization, merger, consolidation, exchange or other reorganization of the Company (or any successor entity)), the Preferred Stock. As to any particular Registrable Securities, such Common Stock shall cease to be Registrable Securities when (1) a registration statement with respect to the sale by the applicable Holder of such Common Stock has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (2) such securities have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities or “blue sky” law then in force, whether under Rule 144 or otherwise; (3) such securities are sold to a Person in a transaction in which rights under provisions of this Agreement are not assigned in accordance with this Agreement; (4) such securities shall have ceased to be outstanding; or (5) when such securities can be sold in any 90-day period under Rule 144 without any restriction or limitation, including, without the requirement to be in compliance with Rule 144(c)(1).

“Registration Expenses”: shall mean any and all expenses incident to the performance of or compliance with any Registration or marketing of securities pursuant to Section 2 hereof, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any national securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to the terms set forth herein), (vii) fees and expenses of any special experts retained by the Company in connection with such Registration, (viii) reasonable and documented fees and expenses of one counsel for all of the Registering Stockholders participating in the offering, which counsel shall be selected by the Registering Stockholder holding the largest number of the Registrable Securities to be sold for the account of any Registering Stockholder in the offering (excluding the fees and expenses of any other counsel which shall be borne solely by the Holder(s) engaging such counsel), in an aggregate amount not to exceed $5,000 unless the offering is underwritten, in which case the fees of underwriters’ counsel shall be separately reimbursed up to an amount of $100,000, (ix) fees and expenses in connection with any review by FINRA of any underwriting arrangements or other terms of the offering, and all reasonable fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, and (xiii) reasonable expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the Registration, marketing or selling of the Registrable Securities. Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Registering Stockholders;

“Rule 144”: shall have the meaning set forth in Section 3(e) hereof

“Selling Expenses”: shall mean all underwriting fees, discounts and commissions attributable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than the fees and expenses of one counsel for all of the Holders which shall be paid for by the Company in accordance with the terms set forth in clause (viii) of the definition of “Registration Expenses” set forth herein;

SECTION 2. REGISTRATION RIGHTS

(a)	Demand Registration.

(i)     Request for Registration for the IPO. Prior to the Initial Public Offering, if the Company shall receive from the Demanding IPO Stockholders, at any time after (A) the Company has raised a further $3,000,000 in gross proceeds from a placement of its securities and (B) either (I) six months have elapsed since the Initial Public Offering or (II) fifteen (15) calendar days have elapsed since the Company has otherwise become obligated to file reports under Section 13 or 15(d) of the Exchange Act, or (III) three months have elapsed since the Company has raised a further $3,000,000 in gross proceeds from a placement of its securities, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities owned by such Demanding IPO Stockholders (the “IPO Demand Registration”), the Company shall, subject to the terms hereinafter set forth, including the terms set forth in Section 2(a)(iii) hereof: (x) promptly give written notice of the proposed IPO Demand Registration to all Other Holders as permitted by Section 2(c) hereof; and (y) as soon as practicable, but in no event to exceed ninety (90) days, use all commercially reasonable efforts to effect such Registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested by the Demanding IPO Stockholders and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities of the Demanding IPO Stockholders as are specified in the request of such Demanding IPO Stockholders, together with all or such portion of the Other Registrable Securities of any Other Holders joining in such request as permitted by Section 2(c) hereof The IPO Demand Registration shall be for a firm commitment underwritten offering of such Registrable Securities, and shall have reasonably anticipated gross proceeds of not less than $2,000,000.

(ii)     Request for Registration Following the Initial Public Offering. At any time following the consummation by the Company of the Initial Public Offering, if the Company shall receive from Holders of not less than 25% of the Registrable Securities (the “Demanding Non-IPO Stockholders”), at any time, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities owned by such Demanding Non-IPO Stockholders (each such request shall be referred to herein as a “Non-IPO Demand Registration”), the Company shall, subject to the terms hereinafter set forth, including the terms set forth in Section 2(a)(iii) hereof: (x) promptly give written notice of the proposed Non-IPO Demand Registration to all Other Holders as permitted by Section 2(c) hereof; and (y) as soon as practicable, but in no event more than ninety (90) days, use all commercially reasonable efforts to effect such Registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested by the Demanding Non-IPO Stockholders and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities of the Demanding Non-IPO Stockholders as are specified in the request of such Demanding Non-IPO Stockholders, together with all or such portion of the Other Registrable Securities of any Other Holders joining in such request as permitted by Section 2(c) hereof.

(iii)     Notwithstanding anything contained in Section 2(a)(i) or Section 2(a)(ii) hereof to the contrary, the Company shall not be obligated to effect, or take any action to effect, any such Registration pursuant to said Sections 2.1(a)(i) or 2.1(a)(ii) with respect to the Registrable Securities of any Demanding IPO Stockholders, Demanding Non-IPO Stockholders or any Other Holder joining in a request for a Registration as permitted by Section 2(c) hereof:

(1)	After the Company has consummated one (1) Registration pursuant to Section 2.1(a)(i) or two (2) Registrations pursuant to Section 2.1(a)(ii) hereof;

(2)

In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, unless the Company is already subject to service of process in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(3)

If the Registrable Securities requested to be included in such Registration by the Demanding IPO Stockholders or the Demanding Non-IPO Stockholders, as applicable, together (in either case) with the Other Registrable Securities that all Other Holders have requested be included in such Registration as permitted by Section 2(c) hereof, do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions), determined by the Company in good faith, of at least $2,000,000;

(4)

During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date ninety (90) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities on Forms S-4 or S-8 (or any successor forms)), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(a)(iii)(3) for a period of not more than ninety (90) days if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12) month period; or

(5)

If at the time the Company receives the request to register Registrable Securities from the Demanding IPO Stockholders or the Demanding Non-IPO Stockholders, as applicable, the Company or any of its Subsidiaries is engaged in confidential negotiations to effect a proposed material transaction or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would have a material adverse effect on the Company, any of its Subsidiaries or their respective businesses, or on the ability of any of the foregoing Persons to effect a proposed material transaction, including a proposed material acquisition, disposition, financing, reorganization, recapitalization or similar transaction; provided, however, that a deferral of the filing of a registration statement, or the suspension of the continued use of a registration statement, pursuant to this Section 2(a)(iii)(4) shall be lifted, and the requested registration statement shall be filed forthwith, if the negotiations or other activities are disclosed or if the Company determines such negotiations have been terminated, and in any event, not more than forty five (45) calendar days from the date of any demand for registration.

(iv)     Distribution by Partners. In the event any Demanding IPO Stockholders or Demanding Non-IPO Stockholders initiates a Registration pursuant to Section 2(a)(i) or Section 2(a)(ii), as applicable, in connection with a distribution of Registrable Securities to their or its respective stockholders, partners or members, or any Other Holder elects to participate in such a Registration as permitted by Section 2(c) hereof in connection with a distribution of Other Registrable Securities to its stockholders, partners or members, the registration statement shall provide for the resale by such stockholders, partners or members, in each case if requested by such Demanding IPO Stockholders, Demanding Non-IPO Stockholders or other Holder, as the case may be.

(v)     Underwriting Agreement. Any IPO Demand Registration must take the form of an underwritten public offering. If a Demanding Non-IPO Stockholders intends to distribute the Registrable Securities covered by its request for a Non-IPO Demand

Registration by means of an underwriting, it shall so advise the Company as a part of the written request made pursuant to Section 2(a)(ii). If any Other Holder requests inclusion in any Demand Registration as permitted by Section 2(c) hereof, the inclusion of the Other Registrable Securities of such Other Holder in such Demand Registration shall be conditioned upon such Other Holder’s acceptance of the further applicable provisions of this Agreement, including the applicable provisions set forth in this Section 2. The Company and the Demanding IPO Stockholders or Demanding Non-IPO Stockholders, as applicable, shall (together with any Other Holder that has elected, as permitted by Section 2(c) hereof, to include its Other Registrable Securities in the Demand Registration initiated by the applicable Person or Persons) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Person or Persons initiating such Demand Registration; provided, however, that no Registering Stockholder shall be required to make any representations or warranties, or provide any indemnity, in connection with any such Demand Registration other than representations and warranties (or indemnities with respect thereto) as to (A) such Registering Stockholder’s ownership of its Registrable Securities to be transferred pursuant to such underwriting agreement free and clear of all liens, claims and encumbrances, (B) such Registering Stockholder’s power and authority to effect the sale of such Registrable Securities pursuant to such underwriting agreement, (C) such matters pertaining to compliance with securities laws by such Registering Stockholder as may be reasonably requested by the representative of the underwriter or underwriters, (D) such matters relating to written information furnished to the Company by such Registering Stockholder specifically for use in the registration statement and prospectus (and any related documents) to be used by the Company in connection with such Registration and (E) such other matters that are customarily represented and warranted with respect to by a selling stockholder in a registered public offering (it being agreed that such matters shall not include matters in respect of the business and affairs of the Company and its Subsidiaries); provided further, however, that the obligation of such Registering Stockholder to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among the Registering Stockholders selling Registrable Securities in such Registration, and the liability of each such Registering Stockholder will be in proportion to the number of Registrable Securities sold by such Holder; and provided further, however, that such liability will be limited to the net amount (after giving effect to underwriters discounts and commissions but before expenses) received by such Registering Stockholder from the sale of its Registrable Securities pursuant to such Registration.

(vi)     Underwriter Cutback. Notwithstanding any other provision of this Section 2(a) to the contrary, if a Demand Registration involves an underwritten public offering and the representative of the underwriter or underwriters advises the Company and the Demanding IPO Stockholders or the Demanding Non-IPO Stockholders, as applicable, that, in its view, the number of Registrable Securities that the Registering Stockholders propose to include in such Registration exceeds the largest number of Registrable Securities that can be sold in such Registration without having an adverse effect on the offering contemplated thereby (a “Demand Marketing Limitation”), including the price at which such Registrable Securities can be sold, then first, the number of Other Registrable Securities to be included in such Registration shall be reduced on a pro rata basis (based on the number of Other Registrable Securities that each such Other Holder proposed to include in such Registration) to the extent so required by the Demand Marketing Limitation and, thereafter, the number of Registrable Securities to be included in such Registration shall be reduced on a pro rata basis (based on the number of Registrable Securities that each such Holder proposed to include in such Registration) to the extent so required by the Demand Marketing Limitation. No Registrable Securities or Other Registrable Securities excluded from any Registration by reason of the Demand Marketing Limitation shall be included in such Registration. If the Demanding IPO Stockholders, Demanding Non-IPO Stockholders or any other Holder that has requested inclusion in such Registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the representative of the underwriter or underwriters and the Demanding IPO Stockholders or Demanding Non-IPO Stockholders, as applicable. The securities so withdrawn shall also be withdrawn from Registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include its securities for its own account in such Registration if the representative of the underwriter or underwriters so agrees and if the number of Registrable Securities which would otherwise have been included in such Registration will not thereby be limited.

(b)	Piggy Back Registration.

(i)     Company Notice. If the Company shall determine to register any of its equity securities (x) for its own account at any time following one hundred eighty (180) days following the consummation by the Company of the Initial Public Offering or of the IPO Demand Registration (it being agreed that no Holder shall have any rights pursuant to this Section 2(b) in connection with the Initial Public Offering if it is a primary offering by the Company or otherwise prior to the date that is one hundred eighty (180) days following the consummation by the Company of the Initial Public Offering), or (y) in connection with a request for a Registration delivered by the Demanding IPO Stockholders or the Demanding Non-IPO Stockholders pursuant to the terms set forth in Sections 2(a)(i) or 2(a)(ii) hereof, respectively, other than a Registration Statement on Form S-4 or S-8 (or any successor form), or a Registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company shall: (A) promptly give to each of the Holders a written notice thereof and (B) subject to the terms set forth in Sections 2(b)(ii) and 2(b)(iii) hereof and the terms set forth in the immediately following proviso, include in such Registration (and any related qualification under blue sky or other state securities laws), and in any underwriting involved therein, any or all of the Registrable Securities held by any such Holder as set forth in a written request or requests, made by such Holder within ten (10) days after receipt of the written notice from the Company described in clause (A) immediately above; provided, however, that, notwithstanding anything contained herein to the contrary, if the representative of the underwriter or underwriters managing any such Registration advises the Company and the Holders that, in its view, the inclusion of Registrable Securities of any Holder would have a material adverse effect on such Registration, then the number of Registrable Securities that may be included in such Registration by such Holder may be limited pro rata with all other securities to be registered thereunder to the extent required to ensure (in the opinion of such representative of the underwriter or underwriters managing such Registration) that the inclusion of Registrable Securities owned by such Holder in such Registration will not have such a material adverse effect.

(ii)     Underwriting Agreement. If the Registration in respect of which the Company gives notice pursuant to Section 2(b)(i)(A) hereof is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to said Section 2(b)(i)(A). If any Holder requests inclusion in any Registration in accordance with the terms set forth in this Section 2(b), the inclusion of the Registrable Securities of such Holder in such Registration shall be conditioned upon such Holder’s acceptance of the further applicable provisions of this Agreement, including the applicable provisions of this Section 2. The Company and the Holders whose shares of Registrable Securities are to be included in any such Registration shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company; provided, however, that no Registering Stockholder shall be required to make any representations or warranties, or provide any indemnity, in connection with any such Registration other than representations and warranties (or indemnities with respect thereto) as to (A) such Registering Stockholder’s ownership of its Registrable Securities to be transferred pursuant to such underwriting agreement free and clear of all liens, claims and encumbrances, (B) such Registering Stockholder’s power and authority to effect such transfer pursuant to such underwriting agreement, (C) such matters pertaining to compliance with securities laws by such Registering Stockholder as may be reasonably requested by the representative of the underwriter or underwriters, (D) such matters relating to written information furnished to the Company by such Registering Stockholder specifically for use in the registration statement and prospectus (and any related documents) to be used by the Company in connection with such Registration; and (E) such other matters that are customarily represented and warranted with respect to by a selling stockholder in a registered public offering (it being agreed that such matters shall not include matters in respect of the business and affairs of the Holder, the Company and its Subsidiaries); provided further, however, that the obligation of such Registering Stockholder to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among the Registering Stockholders selling Registrable Securities in such Registration, and the liability of each such Registering Stockholder will be in proportion to the number of Common Stock it holders and are being included in such Registration to the aggregate number of Registrable Securities included in such Registration; and provided further, however, that such liability will be limited to the net amount (after giving effect to underwriters discounts and commissions but before expenses) received by such Registering Stockholder from the sale of its Registrable Securities pursuant to such Registration.

(iii)     Underwriter Cutback. Notwithstanding any other provision of this Section 2(b) to the contrary, if any Registration in respect of which any Holder is exercising its rights under this Section 2(b) involves an underwritten public offering and the representative of the underwriter or underwriters advises the Company that, in its view, the number of shares of equity securities of the Company (including, as applicable, Registrable Securities) that are proposed to be included in such Registration exceeds the largest number of shares that can be sold in such Registration without having an adverse effect on the offering contemplated thereby (a “Piggy Back Marketing Limitation”), including the price at which such shares can be sold, then the number of Registrable Securities to be included in such Registration shall be reduced in accordance with the following priority: (x) first, the number of Registrable Securities included in such Registration by each Holder shall be reduced on a pro rata basis (based on the number of Registrable Securities that each such Holder proposed to include in such Registration), to the extent so required by the Piggy Back Marketing Limitation and (y) second, if, after the exclusion of the Registrable Securities of the Holders in accordance with the terms set forth in clause (x) immediately above, further reductions are still required, the number of shares of equity securities that the Company proposed to sell in such Registration shall be reduced to the extent so required by the Piggy Back Marketing Limitation. No Registrable Securities excluded from any Registration by reason of the Piggy Back Marketing Limitation shall be included in such Registration. If any Registering Stockholder that has requested inclusion in a Registration as provided in this Section 2(b) disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company and the representative of the underwriter or underwriters. The securities so withdrawn shall also be withdrawn from the Registration.

(c)     Notwithstanding anything herein to the contrary, but subject to any cutbacks required pursuant to Section 2(a)(vi), the Company shall be permitted to include the shares of Common Stock described on Schedule 2(c) attached hereto on any Registration pursuant to Sections 2(a)(i) or 2(a)(ii) hereof (collectively, the “Other Securities”, and the holders thereof, the “Other Holders”).

SECTION 3. OTHER REGISTRATION RELATED MATTERS

(a)     Expenses of Registration. All Registration Expenses incurred in connection with any Registration effected pursuant to Section 2 hereof shall be borne by the Company, and all Selling Expenses incurred in connection with any such Registration shall be borne by the Registering Stockholders pro rata on the basis of the number of their shares so registered.

(b)     Registration Procedures. In the case of each Registration effected by the Company pursuant to Section 2 hereof, the Company will keep the Registering Stockholders advised as to the initiation of each such Registration and as to the completion thereof. Without limiting the foregoing, with respect to each Registration effected by the Company pursuant to Section 2 hereof, the Company and the Holders agree as follows:

(i)     The Company shall keep such Registration effective for a period of one hundred twenty (120) days or until the Registering Stockholders (or in the case of a distribution to the stockholders, partners or members of any such Registering Stockholder, such stockholders, partners or members) have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any Registration of Registrable Securities on Form S-3 (or any successor form) which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended until all such Registrable Securities are sold or cease to be Registrable Securities, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis; provided further, however, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in clauses (A) and (B) above to be contained in periodic reports filed by the Company pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

(ii)     Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall furnish to each Registering and each underwriter, if any, of the Registrable Securities covered by such registration statement, copies of such registration statement as proposed to be filed, and thereafter, if requested in writing by a Registering Stockholder or underwriter, the Company shall furnish to each such requesting Registering Stockholder and underwriter, if any, such reasonable number of copies of such registration statement, and each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Registering Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Registering Stockholder;

(iii)     After the filing of the registration statement, if applicable, the Company shall (A) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act and (B) promptly notify each Registering Stockholder of any stop order issued or threatened in writing by the Commission or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(iv)     The Company shall, subject to the terms set forth in Section 2(a)(i)(1) hereof, use its commercially reasonable efforts to (A) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Stockholder reasonably (in light of such Registering Stockholder’s intended plan of distribution) requests and (B) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Stockholder to consummate the disposition of the Registrable Securities owned by such Registering Stockholder pursuant to such registration statement;

(v)     The Company shall promptly notify each Registering Stockholder selling Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event known to the Company requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall also promptly prepare and make available to each such Registering Stockholder and file with the Commission any such supplement or amendment;

(vi)     If such Registration involves an underwriter or if any Registering Stockholder is being named as an “underwriter” or “deemed to be an underwriter” in the registration statement with respect to such Registration, upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to Section 2 hereof and any attorney, accountant or other professional retained by any such Registering Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and the Company shall cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement;

(vii)     If such Registration involves an underwriter or if any Registering Stockholder is being named as an “underwriter” or “deemed to be an underwriter” in the registration statement with respect to such Registration, the Company shall cause to be furnished to each underwriter, if any, a signed counterpart, addressed to such underwriter of (A) an opinion or opinions of counsel to the Company (including customary “negative assurance” letters) and (B) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, in a transaction of the nature contemplated by the registration statement;

(viii)     Each Holder agrees that at the time that such Holder is a Registering Stockholder, upon receipt of any written notice from the Company of the occurrence of any event requiring the preparation of a supplement or amendment of a prospectus relating to the Registrable Securities covered by a registration statement that is required to be delivered under the Securities Act so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or to make the statements therein not misleading, such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of a supplemented or amended prospectus, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than any permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 3(b)(v) to the date when the Company shall make available to such Holder a prospectus supplemented or amended to conform with the requirements of Section 3(b)(v) hereof;

(ix)     The Company shall list all Registrable Securities covered by such registration statement on any securities exchange or interdealer quotation system on which any of the Registrable Securities are then listed or quoted and if none of the Registrable Securities are so listed or quoted, on any securities exchange or quotations system on which similar securities issued by the Company are then listed or if no such listing exists, on any securities exchange or quotations system as the Company may reasonably determine; and

(x)     If requested by the Demanding IPO Stockholders or the Demanding Non-IPO Stockholders the Company shall cause the appropriate officers of the Company to prepare and make presentations at customary and reasonable “road shows” and before analysts, as the case may be.

(c)	Indemnification.

(i)     The Company shall indemnify each Holder and, as applicable, each of its officers, directors, partners, beneficiaries, trustees and members, and each Person controlling each such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to each Registration in which such Holder has included Registrable Securities pursuant to Section 2 hereof, and each underwriter, if any, and each Person who controls any such underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document utilized in connection with any such Registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, and will reimburse each such Holder and, as applicable, each of its officers, directors, partners, beneficiaries, trustees and members, and each Person controlling each such Holder within the meaning of either Section 15 of the

Securities Act or Section 20 of the Exchange Act, each such underwriter and each Person who controls any such underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) based upon written information furnished to the Company by the Holders or the underwriters in connection with any such Registration and stated to be specifically for use in any registration statement, prospectus, offering circular or other document utilized in connection with any such Registration.

(ii)     Each Holder shall, if Registrable Securities held by it are included in the securities as to which a Registration is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such Registration, each Person who controls the Company or such underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each other Holder including securities in such Registration and, as applicable, each of their officers, directors, partners, beneficiaries, trustees and members, and each Person controlling such other Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document utilized in connection with any such Registration made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such Registration, each Person who controls the Company or such underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each other Holder including securities in such Registration and, as applicable, each of their officers, directors, partners, beneficiaries, trustees and members, and each Person controlling such other Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document utilized in connection with such Registration in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the indemnification obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds that such Holder receives in respect of the Registrable Securities sold by such Holder in such Registration as contemplated herein.

(iii)     Each party entitled to indemnification under this Section 3(c) (the “Indemnified Party”) shall give written notice to the party required to provide indemnification hereunder (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be an actual or potential conflict of interest between the Indemnifying Party and the Indemnified Party in such claim or any litigation resulting therefrom, in which case the reasonable fees and expenses of one counsel for the Indemnified Party shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless, and only to the extent that, the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. No Indemnified Party may consent to entry of any judgment or enter into any settlement, in the defense of any claim or litigation, except with the consent of each Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom, provided that no party shall be required to disclose any information hereunder that is subject to the attorney-client or a similar privilege.

(iv)     If the indemnification provided for in this Section 3(c) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that the contribution obligations of any Holder hereunder shall (x) be limited to an amount equal to the net proceeds that such Holder receives in respect of the Registrable Securities sold by such Holder in the Registration to which such contribution is being made and (y) be several in the proportion that the net proceeds of the offering received by such Holder bears to the total net proceeds of the offering received by all Registering Stockholders. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(v)     Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling; provided, however, that the terms set forth in any such underwriting agreement shall be subject to the terms set forth in Sections 2(a)(v) and 2(b)(ii) hereof.

(d)	Information by the Holders.

(i)     Each of the Holders holding securities included in any Registration shall furnish to the Company, no later than the tenth (10th) business day following notice therefor from the Company (each, an “Information Deadline”), such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing (each, an “Investor Questionnaire”) and as shall be reasonably required in connection with any Registration referred to Section 2 hereof. Notwithstanding anything herein to the contrary, the failure of any Holder to deliver the applicable Investor Questionnaire to the Company prior to the applicable Information Deadline shall release the Company of any obligation to include any Registrable Securities of such Holder on such registration statement.

(ii)     In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its stockholders, partners or members, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide required information with respect to such stockholders, partners, beneficiaries or members, as selling securityholders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Holder.

(e)     Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to use best efforts to:

(i)     make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”), at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)     use all commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(iii)     so long as the Holder owns any Registrable Securities, furnish to such Holder, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company with the Commission as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

(f)     “Market Stand-Off” Agreement. Each of the Holders and the Company agrees, if requested by the representative of the underwriter or underwriters in connection with any underwritten public offering of equity securities of the Company, not to sell or otherwise transfer or dispose (except for standard exceptions agreed to by the representative of the underwriter or underwriters) of any Registrable Securities or other equity securities of the Company during the one hundred eighty (180) day period (in the case of the Initial Public Offering) or ninety (90) day period (in the case of any underwritten public offering other than the Initial Public Offering) following the effective date of a registration statement of the Company filed under the Securities Act (except to the extent that the underwriter(s) agree to a shorter lockup period), such periods subject to extension on customary terms if required by the representative of the underwriter or underwriters to take into account the issuance or potential issuance of research or similar reports, provided that all executive officers and directors and other 5% or greater shareholders of the Company enter into similar agreements. If requested by the representative of the underwriter or underwriters, the Company and the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of the applicable period referred to in this Section 3(f).

(g)     Partial Liquidated Damages: If: (i) the IPO Registration Statement or the Non-IPO Registration Statement is not declared effective within ninety (90) days of the date of demand for such Registration, or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than the periods set forth herein (any such failure or breach being referred to as an “Event”, then, in addition to any other rights the Holders may have hereunder or under applicable law, on the date of each such Event and on each monthly anniversary of each such Event (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of (1) the product of (A) 1.5% multiplied by (B) the quotient of (1) the number of such Holder’s Registrable Securities that are not then covered by a Registration Statement that is then effective and available for use by such Holder divided by (II) the total number of such Holder’s Registrable Securities multiplied by (2) the aggregate Subscription Price paid by such Holder pursuant to the Purchase Agreement; provided, however, that, in the event that none of such Holder’s Registrable Securities are then covered by a Registration Statement that is effective and available for use by such Holder, the quotient of (I) divided by (II) in clause (1)(B) herein shall be deemed to equal 1. The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 9% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven business days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

SECTION 4. MISCELLANEOUS

(a)    Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(b)    Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(c)    Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

(d)    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

(e)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto; provided, that it shall be a condition precedent to the assignment of any rights to any Person hereunder that such assignee agrees to be bound by the terms and conditions set forth herein that are applicable to Holders hereunder pursuant to a written instrument that is reasonably satisfactory in form and substance to the Company. In connection with any restructuring of the legal status and/or capital structure of the Company or any Subsidiary thereof or successor to the Company or any such Subsidiary in the future in order to facilitate a public offering of securities by the Company, the Company shall cause the successor Company to assume the obligations of the Company hereunder and references to the Company shall be deemed to be references to the Company.

(f)    Amendment and Waiver. This Agreement may be amended, modified or supplemented and the observance of any term of this Agreement may be waived, with (and only with) (i) in the case of an amendment, modification or supplementation, the written consent of the Company and the Holders that, as of any applicable date of determination, own at least 75% of the Registrable Securities owned by all Holders as of such date of determination and (ii) in the case of a waiver, the Person or Persons who are waiving rights hereunder. If any amendment, modification or supplement is adopted and approved as herein provided, such amendment, modification or supplement shall be effective with respect to all Holders hereunder, whether or not such Holder shall have agreed to such amendment, modification, supplement or waiver, and the Company shall promptly notify all other Holders who have not so agreed of the material terms of such amendment, modification, supplement or waiver and the effective date thereof.

(g)    Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

(h)    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first set forth above.

CONKWEST, INC.

By:	/s/ Barry Simon
Name: Barry Simon
Title: Chief Executive Officer

BIO IP VENTURES LLC:

By:	/s/ Yoav Roth
Name: Yoav Roth
Title: Authorized Signatory

Schedule 2(c)

1.	2009 Bridge Lenders up to 1,000,000 shares
2.	Investors in the Private Placement
3.	Healthpro Bioventures, LLC warrant shares up to 930,233 shares.